SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 April 20, 2005
                        ---------------------------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                            Phantom Fiber Corporation
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

       144 FRONT STREET WEST, SUITE 580, TORONTO, ONTARIO, CANADA M5J 2L7
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                    (Address of principal executive offices)

                                  416.703.4007
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              (Registrant's telephone number, including area code)


                                       N/A
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         (Former name and former address, if changed since last report)


            Delaware                     001-15627               04-2451506
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  (State or other                  (Commission              (I.R.S. Employer
  jurisdiction of File Number)       Identification No.)        incorporation)

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         Mr. Vince Bulbrook has resigned as the Chief Financial Officer and Secretary of Phantom Fiber Corporation in order to pursue other interests. The Board of Directors of the Corporation expressed gratitude to Mr. Bulbrook for his contributions as an officer of the Corporation and for his assistance in ensuring an orderly transition upon his departure.

         Effective April 20, 2005, the Corporation appointed Mr. Jim Andersen CA, CPA, CFP as Chief Financial Officer and interim Secretary of the Corporation. During the previous five years, the business experience of Mr. Andersen has been as a partner with Forbes Andersen LLP, Chartered Accountants, a boutique accounting firm located in Toronto, Canada. Mr. Andersen has over fifteen years of experience in public practice, and has had a wide variety of experience in cross-border taxation issues.

         During the last two years Mr. Andersen's firm has provided accounting services to the Corporation at a total value of $25,000. The Corporation has not yet finalized an employment agreement with Mr. Andersen.


ITEM 9.01 OTHER EVENTS

         The Board of Directors of Phantom Fiber Corporation (the "Corporation") has authorized and declared a one-for- twenty (1-for-20) reverse stock split of the Common Stock of the Company to be effective at the opening of business on May 2, 2005.

         The Board of Directors of the Corporation has approved the appointment of a new registrar and transfer agent. Pacwest Transfer LLC, which is located at 17 Horner Street, Warrington, VA 20186; telephone (540) 351-1603, is the new registrar and transfer agent for the Company.


                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2005                     Phantom Fiber Corporation
                                         a Delaware corporation

                                         By:      /s/ Jeffrey T. Halloran
                                         --------------------------------------
                                         Jeffrey T. Halloran
                                         Chief Executive Officer and President